Gates Industrial Reports Third-Quarter 2026 Results
Denver, CO, October 30, 2026
Third-Quarter 2026 Financial Summary
◦Third-quarter net sales of $903.6 million, up 5.6% compared to the prior-year period, including a core sales increase of 5.5%.
◦Net income attributable to shareholders of $86.5 million, or $0.34 per diluted share.
◦Adjusted Net Income per diluted share of $0.47.
◦Net income from continuing operations of $91.6 million, or a margin of 10.1%.
◦Adjusted EBITDA of $215.4 million, or a margin of 23.8%.
◦Increasing 2026 guidance.
Gates Industrial Corporation Ltd. (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the third quarter ended September 26, 2026.

Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our team executed well during the third quarter, resulting in mid-single digit sales growth and a significant gross profit margin increase compared to the prior year period. Sales in our Industrial OEM channel increased high-teens and year-over-year growth in our Industrial Aftermarket channel accelerated relative to last quarter.”

Jurek continued, “We have raised our 2026 guidance for profitability and adjusted earnings per share. We are on pace to achieve our previously communicated adjusted EBITDA margin target for the second half of 2026 and our balance sheet provides us with significant capital deployment optionality. I appreciate the effort and commitment of the global Gates teams to achieving new records for the company.”
Power Transmission Segment Results

	Three months ended
(USD in millions)	September 26, 2026	September 27, 2025	% Change	% Core Change
Net sales	$560.1	$533.3	5.0%	5.2%
Adjusted EBITDA	$137.1	$122.1	12.3%
Adjusted EBITDA margin	24.5%	22.9%	160 bps

	Nine months ended
(USD in millions)	September 26, 2026	September 27, 2025	% Change	% Core Change
Net sales	$1,681.8	$1,610.6	4.4%	2.7%
Adjusted EBITDA	$383.9	$361.6	6.2%
Adjusted EBITDA margin	22.8%	22.5%	30 bps

Fluid Power Segment Results

	Three months ended
(USD in millions)	September 26, 2026	September 27, 2025	% Change	% Core Change
Net sales	$343.5	$322.4	6.5%	6.1%
Adjusted EBITDA	$78.3	$73.7	6.2%
Adjusted EBITDA margin	22.8%	22.9%	(10 bps)

	Nine months ended
(USD in millions)	September 26, 2026	September 27, 2025	% Change	% Core Change
Net sales	$1,014.5	$976.4	3.9%	2.3%
Adjusted EBITDA	$220.3	$220.7	(0.2%)
Adjusted EBITDA margin	21.7%	22.6%	(90 bps)
2026 Guidance
The Company is raising its full year 2026 financial guidance. The table below reflects our updated full year 2026 financial guidance.

	Prior 2026	Updated 2026	Change (At Midpoint)
Core Sales Growth	2.5% to 4.5%	3.2% to 3.8%	No Change
Adjusted EBITDA	$800 to $830 Million	$809 to $823 Million	+ $1 Million
Adjusted EPS	$1.62 to $1.70	$1.66 to $1.72	+ $0.03
Capital Expenditures	~$120 Million	~$120 Million	No Change
Free Cash Flow Conversion	90%+	90%+	No Change
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2026. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation Ltd. will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Third-Quarter 2026 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.

About Gates Industrial Corporation Ltd.
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse aftermarket channel customers, and to original equipment manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our three commercial regions: the Americas; Europe, Middle East & Africa; and Asia Pacific.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results, our ability to capitalize on demand, anticipated sales and margin growth, our capital allocation optionality and statements regarding our outlook for 2026. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. policies, actions or legislation (including the imposition of tariffs), economic, political and other risks associated with international operations (including as a result of the ongoing conflicts in the Middle East and their impact on supply chains, such as reduced availability of certain of our production materials and increased supply costs, and economic conditions), availability of raw materials or other manufacturing inputs at favorable prices in sufficient quantities, or at a given time, changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners, dependence on the continued operation of our manufacturing facilities, supply chains, distribution systems and information technology systems, our ability to forecast demand or meet significant increases in demand and market acceptance of new product introductions and innovations. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 27, 2026, each as filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$903.6	$855.7	$2,696.3	$2,587.0
Cost of sales	520.3	514.1	1,588.9	1,540.6
Gross profit	383.3	341.6	1,107.4	1,046.4
Selling, general and administrative expenses	247.4	219.2	725.0	666.6
Transaction-related expenses	4.0	0.1	7.6	0.5
Asset impairments	—	0.4	—	1.2
Restructuring expenses	0.6	6.5	2.0	21.1
Operating income from continuing operations	131.3	115.4	372.8	357.0
Interest expense	30.5	34.9	90.4	93.3
Other income	(7.5)	(14.3)	(4.0)	(5.1)
Income from continuing operations before taxes	108.3	94.8	286.4	268.8
Income tax expense (benefit)	16.7	6.1	(49.8)	48.1
Net income from continuing operations	91.6	88.7	336.2	220.7
Loss on disposal of discontinued operations	0.2	0.1	0.6	0.7
Net income	91.4	88.6	335.6	220.0
Less: non-controlling interests	4.9	7.0	18.5	19.9
Net income attributable to shareholders	$86.5	$81.6	$317.1	$200.1

Earnings per share
Basic
Earnings per share from continuing operations	$0.34	$0.32	$1.25	$0.78
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.34	$0.32	$1.25	$0.78

Diluted
Earnings per share from continuing operations	$0.34	$0.31	$1.24	$0.77
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.34	$0.31	$1.24	$0.77

Gates Industrial Corporation Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of September 26, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$830.8	$812.1
Trade accounts receivable, net	885.8	744.2
Inventories	812.9	700.0
Taxes receivable	40.0	43.4
Prepaid expenses and other assets	190.7	181.8
Total current assets	2,760.2	2,481.5
Non-current assets
Property, plant and equipment, net	597.6	609.0
Goodwill	2,025.6	2,035.2
Pension surplus	6.8	7.6
Intangible assets, net	1,092.7	1,192.4
Right-of-use assets	140.6	137.1
Taxes receivable	31.1	5.4
Deferred income taxes	728.6	640.0
Other non-current assets	51.3	43.2
Total assets	$7,434.5	$7,151.4
Liabilities and equity
Current liabilities
Debt, current portion	$30.0	$36.2
Trade accounts payable	441.9	433.7
Taxes payable	33.7	27.0
Accrued expenses and other current liabilities	304.3	238.5
Total current liabilities	809.9	735.4
Non-current liabilities
Debt, less current portion	2,190.9	2,196.3
Post-retirement benefit obligations	58.4	68.8
Lease liabilities	125.0	124.5
Taxes payable	72.2	62.1
Deferred income taxes	40.9	49.3
Other non-current liabilities	196.3	225.8
Total liabilities	3,493.6	3,462.2
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 251,130,549 (December 31, 2025: authorized shares: 3,000,000,000; outstanding shares: 253,543,540)	2.5	2.6
—Additional paid-in capital	2,651.9	2,633.3
—Accumulated other comprehensive loss	(932.0)	(917.1)
—Treasury shares	—	(37.5)
—Retained earnings	1,836.4	1,652.7
Total shareholders’ equity	3,558.8	3,334.0
Non-controlling interests	382.1	355.2
Total equity	3,940.9	3,689.2
Total liabilities and equity	$7,434.5	$7,151.4

Gates Industrial Corporation Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(dollars in millions)	September 26, 2026	September 27, 2025
Cash flows from operating activities
Net income	$335.6	$220.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169.2	159.1
Foreign exchange and other non-cash financing income	(26.0)	(20.3)
Share-based compensation expense	24.3	22.4
Decrease in post-employment benefit obligations, net	(4.4)	(13.1)
Deferred income taxes	(115.9)	(6.3)
Asset impairments	—	1.2
Gain on disposal of property, plant and equipment	0.1	0.2
Other operating activities	5.2	4.7
Changes in operating assets and liabilities:
—Accounts receivable	(144.5)	(71.4)
—Inventories	(118.0)	(6.7)
—Accounts payable	8.1	(40.9)
—Prepaid expenses and other assets	9.5	0.9
—Taxes payable	(1.0)	(30.7)
—Other liabilities	27.8	(10.8)
Net cash provided by operating activities	170.0	208.3
Cash flows from investing activities
Purchases of property, plant and equipment	(53.8)	(54.4)
Purchases of intangible assets	(8.6)	(26.0)
Cash paid under company-owned life insurance policies	(11.0)	(10.4)
Cash received under company-owned life insurance policies	9.4	2.4
Proceeds from the sale of property, plant and equipment	1.0	2.2
Settlement of net investment hedges	15.9	—
Other investing activities	—	(0.7)
Net cash used in investing activities	(47.1)	(86.9)
Cash flows from financing activities
Issuance of shares	3.5	9.8
Repurchase of shares	(96.1)	(13.0)
Payments of long-term debt	(9.4)	(114.1)
Employee taxes paid from shares withheld	(8.7)	(20.1)
Dividends paid to non-controlling interests	(2.5)	(6.5)
Other financing activities	7.8	9.0
Net cash used in financing activities	(105.4)	(134.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1.3	21.0
Net increase in cash and cash equivalents and restricted cash	18.8	7.5
Cash and cash equivalents and restricted cash at the beginning of the period	815.0	684.8
Cash and cash equivalents and restricted cash at the end of the period	$833.8	$692.3
Supplemental schedule of cash flow information
Interest paid	$90.4	$95.9
Income taxes paid	$65.0	$84.4
Accrued capital expenditures	$2.5	$2.2

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for consolidated Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Management uses Adjusted Gross Profit as an additional measure of operating performance. Adjusted Gross Profit is a non-GAAP measure that represents gross profit before certain items that impact the comparability of our results, such as restructuring costs and inventory adjustments, specific to the remeasurement of certain inventories on a Last-in-First-out (“LIFO”) basis. Adjusted Gross Profit margin is Adjusted Gross Profit expressed as a percentage of net sales. We use Adjusted Gross Profit and Adjusted Gross Profit margin because they provide insight into the underlying profitability of our core operations by excluding items that are not indicative of ongoing business performance.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation Ltd.
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net income from continuing operations before taxes	$91.6	$88.7	$336.2	$220.7
Adjusted for:
Income tax expense (benefit)	16.7	6.1	(49.8)	48.1
Interest expense	30.5	34.9	90.4	93.3
Depreciation and amortization	56.4	53.6	169.2	159.1
Transaction-related expenses (1)	4.0	0.1	7.6	0.5
Asset impairments	—	0.4	—	1.2
Restructuring expenses	0.6	6.5	2.0	21.1
Share-based compensation expense	8.6	6.7	24.3	22.4
Inventory adjustments (2) (included in cost of sales)	1.8	2.6	9.4	5.6
Restructuring related expenses (included in cost of sales)	5.5	2.1	12.0	4.5
Restructuring related expenses (included in SG&A)	8.2	3.7	14.8	8.3
Cybersecurity incident insurance recovery (3)	—	(5.2)	—	(5.2)
Other (income) expenses, excluding foreign currency transaction gain or loss and insurance recoveries(4)	(8.5)	(4.4)	(11.9)	2.7
Adjusted EBITDA	$215.4	$195.8	$604.2	$582.3

Net Sales	$903.6	$855.7	$2,696.3	$2,587.0
Net income from continuing operations margin	10.1%	10.4%	12.5%	8.5%
Adjusted EBITDA margin	23.8%	22.9%	22.4%	22.5%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(3)
In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted EBITDA.

(4)
Other (income) expenses excludes foreign currency transaction (gains) losses of $(1.1) million and $3.2 million and insurance losses of $2.2 million and $4.7 million during the three and nine months ended September 26, 2026, respectively, and foreign currency transaction losses and insurance recoveries of $9.9 million and $7.8 million during the three and nine months ended September 27, 2025, respectively.

Gates Industrial Corporation Ltd.
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net income attributable to shareholders	$86.5	$81.6	$317.1	$200.1
Adjusted for:
Loss on disposal of discontinued operations	0.2	0.1	0.6	0.7
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.5	29.2	88.4	86.5
Transaction-related expenses (1)	4.0	0.1	7.6	0.5
Asset impairments	—	0.4	—	1.2
Restructuring expenses	0.6	6.5	2.0	21.1
Restructuring related expenses (included in cost of sales)	5.5	2.1	12.0	4.5
Restructuring related expenses (included in SG&A)	8.2	3.7	14.8	8.3
Share-based compensation expense	8.6	6.7	24.3	22.4
Inventory adjustments (2) (included in cost of sales)	1.8	2.6	9.4	5.6
Adjustments relating to post-retirement benefits	0.2	0.4	5.7	1.3
Financing and other FX related losses	(6.4)	(2.7)	(9.7)	8.3
Cybersecurity incident insurance recovery (3)	—	(5.2)	—	(5.2)
Discrete tax items (4)	(6.5)	(13.5)	(113.5)	(20.6)
Other adjustments	(1.1)	(1.8)	(4.2)	(4.6)
Estimated tax effect of the above adjustments	(11.6)	(9.5)	(33.8)	(34.4)
Adjusted Net Income	$119.5	$100.7	$320.7	$295.7

Diluted weighted-average number of shares outstanding	255.6	261.6	256.0	261.1
Adjusted Net Income per diluted share	$0.47	$0.39	$1.25	$1.13

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(3)	In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted Net Income.
(4)	Discrete tax items include changes in uncertain tax positions relating to prior years, changes in tax laws or rates, changes in valuation allowances, excess tax benefits on stock option exercises, and prior year adjustments in various foreign jurisdictions in which returns were filed.

Gates Industrial Corporation Ltd.
Reconciliation of Gross Profit to Adjusted Gross Profit
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$903.6	$855.7	$2,696.3	$2,587.0
Cost of sales	520.3	514.1	1,588.9	1,540.6
Gross Profit	383.3	341.6	1,107.4	1,046.4

Inventory adjustments (1) (included in cost of sales)	1.8	2.6	9.4	5.6
Restructuring related expenses (included in cost of sales)	5.5	2.1	12.0	4.5
Adjusted Gross Profit	$390.6	$346.3	$1,128.8	$1,056.5

Gross Profit margin	42.4%	39.9%	41.1%	40.4%
Adjusted Gross Profit margin	43.2%	40.5%	41.9%	40.8%

(1)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.

Gates Industrial Corporation Ltd.
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended September 26, 2026
(dollars in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended September 26, 2026	$560.1	$343.5	$903.6
Impact on net sales of movements in currency rates	0.8	(1.4)	(0.6)
Core sales for the three months ended September 26, 2026	$560.9	$342.1	$903.0

Net sales for the three months ended September 27, 2025	533.3	322.4	855.7
Increase in net sales	$26.8	$21.1	$47.9
Increase in net sales on a core basis (core sales)	$27.6	$19.7	$47.3

Net sales increase	5.0%	6.5%	5.6%
Core sales increase	5.2%	6.1%	5.5%

	Nine months ended September 26, 2026
(dollars in millions)	Power Transmission	Fluid Power	Total
Net sales for the nine months ended September 26, 2026	$1,681.8	$1,014.5	$2,696.3
Impact on net sales of movements in currency rates	(27.9)	(15.6)	(43.5)
Core sales for the nine months ended September 26, 2026	$1,653.9	$998.9	$2,652.8

Net sales for the nine months ended September 27, 2025	$1,610.6	$976.4	$2,587.0
Increase in net sales	$71.2	$38.1	$109.3
Increase in net sales on a core basis (core sales)	$43.3	$22.5	$65.8

Net sales increase	4.4%	3.9%	4.2%
Core sales increase	2.7%	2.3%	2.5%

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com